UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report
December 15, 2009
(Date of earliest event reported)

WOLVERINE TUBE, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-12164	63-0970812
(Commission File Number)	(IRS Employer Identification No.)

200 Clinton Avenue West, Suite 1000
Huntsville, Alabama 35801
(Address, including Zip Code, of Principal Executive Offices)

(256) 353-1310
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM                                1.01                      Entry into a Material Definitive Agreement

On December 15, 2009, Wolverine Tube, Inc. (“Wolverine”), entered into that certain Limited Liability Company Agreement (the “LLC Agreement”) of Wolverine / Wieland Heat Transfer Technologies LLC, a Delaware limited liability company, (the “LLC”), pursuant to which Wolverine acquired a 50% equity ownership interest in the LLC.  Contemporaneously, Wieland-Werke AG, a corporation of the Federal Republic of Germany and unaffiliated with Wolverine, (“Wieland”) also entered into the LLC Agreement and acquired a 50% equity ownership interest in the LLC.  Wolverine / Wieland Heat Transfer Technologies LLC was formed in Delaware on December 31, 2009, the effective date of the LLC Agreement, the acquisition of such equity ownership interests, and certain related non-exclusive licensing and other transactions by, between, and among Wolverine, Wieland, and the LLC (the “Effective Date”).

The activities of the LLC will be limited to conducting research and development projects to create new heat transfer technologies for use in various applications (the “New Technology”) and licensing, on arms’ length, fair market value terms and conditions.  The LLC’s research and development projects must be approved by the Management Committee of the LLC, the members of which are appointed by Wolverine and Wieland.  The LLC anticipates that a substantial portion of its research and development activities will occur in the United States, Germany, or China.  The LLC will pay negotiated services fees for the research and development services described in each approved project budget and related project services agreement.  Each of Wolverine and Wieland will continue to conduct, independently, certain heat transfer technology research and development projects of their own.

The LLC will be the owner of any New Technology which it develops or creates.  The anticipated licensees for the commercial exploitation licenses of any New Technology developed by the LLC include independent third parties, as well as Wolverine and Wieland.

As required by the LLC Agreement, as of the Effective Date, Wolverine has granted to the LLC a non-exclusive, royalty-free, world-wide license to use certain Wolverine heat transfer technologies (the “Wolverine Seed Technology”) solely for the purposes of (i) research and development activities which are approved by the Management Committee of the LLC and (ii) granting sub-licenses in such of the Wolverine Seed Technology as may be necessary for the commercial exploitation of any New Technology developed by the LLC, assuming that such a sub-license is necessary for the commercial exploitation of such New Technology.  As of the Effective Date and in accordance with the LLC Agreement, Wieland also has granted to the LLC a non-exclusive, royalty-free, world-wide license to use certain Wieland heat transfer technologies (the “Wieland Seed Technology”) for the same purposes and upon substantially the same terms and conditions as Wolverine’s non-exclusive license of the Wolverine Seed Technology.

The LLC Agreement contains terms and conditions that are customary for agreements of this type, including, without limitation, a prohibition of the pledge of or grant of security interest in any ownership interest in the LLC, the distribution of certain royalties from commercial licenses to the equity owners of the LLC, based on the industry or area in which the license is used, certain requirements regarding a change in control or sale of assets of either the LLC or any owner of an equity ownership interest in the LLC, equal representation of Wolverine and Wieland on the Management Committee and certain requirements for the Management Committee of the LLC to act unanimously, and provisions regarding the dissolution of the LLC and the distribution of assets of the LLC (including any New Technology) in the event of the LLC’s dissolution.

In addition, as of the Effective Date and as required by the LLC Agreement, Wolverine and Wieland and the LLC have entered into that certain Technology Development Agreement which addresses, generally and among other things, the manner in which the LLC’s research and development projects will be conducted and the way in which the Wolverine Seed Technology, the Wieland Seed Technology, and the LLC’s New Technology will be used and protected by the LLC.

[Signature page is next page.]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WOLVERINE TUBE, INC.
January 7, 2010	By /s/ David A. Owen

David A. Owen Senior Vice President, Chief Financial Officer and Secretary